UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 26, 2008

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 26, 2008, TIBCO Software Inc. (the “Company”) entered into an amended and restated employment agreement (the “Amended Agreement”) with its Chief Executive Officer, Vivek Ranadivé, amending and restating the employment agreement dated as of November 30, 2004 between the Company and Mr. Ranadivé. Mr. Ranadivé is an at-will employee of the Company. The Amended Agreement has a term of three years unless terminated earlier in accordance with its terms.

Pursuant to the terms of the Amended Agreement, Mr. Ranadivé will receive an annual base salary of $575,000 and will be eligible to receive a bonus payable upon achievement of performance goals established by the Compensation Committee of the Company’s Board of Directors (the “Committee”). Mr. Ranadivé’s annual target bonus will be 100% of his base salary.

In addition, in each of fiscal years 2009 and 2010, and subject to the terms of the Amended Agreement (including, without limitation, Mr. Ranadivé’s performance for the year in question), Mr. Ranadivé will be granted stock options to purchase up to 1,000,000 shares of the Company’s common stock and stock awards of up to 250,000 shares of restricted Company common stock. In addition to the foregoing, the Committee may also grant Mr. Ranadivé a further award of up to 250,000 shares of restricted stock (or options to purchase up to such number of shares of the Company’s common stock as the Committee determines) as a bonus or additional compensation in consideration of Mr. Ranadivé achieving heightened performance or other targets established by the Committee from time to time. In all cases, grants will be made in the sole discretion of the Committee.

If the Company terminates Mr. Ranadivé’s employment without Cause, or if Mr. Ranadivé terminates his employment with the Company for Good Reason, Mr. Ranadivé will receive the following: (i) continued payments of his base salary for a period of twelve months, (ii) a lump-sum payment equal to his actual bonus for the fiscal year immediately preceding the fiscal year in which the termination occurs, (iii) continuation of certain health benefits for up to twelve months, and (iv) twelve months’ accelerated vesting of equity awards held by Mr. Ranadivé.

If the Company terminates Mr. Ranadivé’s employment without Cause, or if Mr. Ranadivé terminates his employment with the Company for Good Reason, and in either event such termination occurs during the period beginning three months prior to a Change of Control and ending twelve months following a Change of Control, Mr. Ranadivé will receive the following: (i) continued payments of his base salary for a period of twenty-four months, (ii) a lump-sum payment equal to twice the average of Mr. Ranadivé’s actual bonuses for the two fiscal years immediately preceding the year in which the Change of Control occurs, (iii) continuation of certain health benefits for up to twenty-four months, and (iv) full vesting of all equity awards held by Mr. Ranadivé.

The Amended Agreement also contains certain restrictive covenants and other prohibitions that preclude Mr. Ranadivé from competing with the Company or soliciting its employees or customers during the period that he is receiving severance benefits from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William Hughes
William Hughes Executive Vice President, General Counsel & Secretary

Date: September 26, 2008